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                                                                    Exhibit 23-2

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Paychex, Inc. 2002 Stock Incentive Plan of our report dated June 21, 2002, with respect to the consolidated financial statements and schedule of Paychex, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended May 31, 2002, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP


Buffalo, New York
November 6, 2002